LICENSE AGREEMENT

This Agreement made on the 15th day of November 2005 , by and between Raphael Industries Ltd., ("LICENSEE"), whose place of business is located at 268 Bush Street, Suite 4205, San Francisco, CA 94104 and Free Enterprise Press Ltd ("Licensor"), whose place of business is 28F Tesbury Centre 28 Queens Road East, Wanchai. Licensor and LICENSEE when referred to collectively shall be the "Parties."

RECITALS:

WHEREAS:

1.) Licensor possesses a database derived from various sources, including but not limited to public domain databases, newsletters and direct mail and Internet marketing promotions.

2.) LICENSEE has approached Licensor to secure exclusive right to the database.

3.) LICENSEE warrants that it has been involved actively in the list management business and has contacts and business relationships with list brokers and related companies and individuals.

4.) LICENSEE warrants that it has existing and prospective clients and other public and private contacts that may be interested in the commercial use of the database.

5.) Licensor hereby grants LICENSEE the exclusive right to the database on the following terms and conditions.

NOW THEREFORE:

In consideration of the mutual covenants and agreements herein contained, the Parties hereby agree as follows:

1.0 SCOPE OF RIGHTS - The LICENSEE shall have exclusive and unrestricted right to market the database to companies, individuals or other entities that are either brokers or managers or actual and prospective users of the database (hereinafter together with their subsidiaries and affiliates, are referred to as the "Introduced Parties"). The LICENSEE will review and analyze all proposed agreements with the Introduced Parties, assess the quality of the materials to be sent to the database, determine the extent and suitability of the materials including their disclaimers, ensure all proposed materials conform with the legal norms prevailing within the industry, and thereafter in its sole discretion, approve of the use of the list. The Licensor does not have nor does it profess to have any experience in the industry for which it has granted the LICENSEE its exclusive rights and expressly states that it will provide no assistance in analysis, evaluation, approval or negotiation on behalf of the LICENSEE.

2.0 TERM OF AGREEMENT - Licensor does hereby grant exclusive right to the database as set out hereinabove to the LICENSEE for a period of twenty four (24) months from the date of this Agreement (the "Primary Term") subject to termination pursuant to Article 6.0 hereof.

3.0 TERRITORY - The exclusive grant of right shall not be limited.

4.0 COMPENSATION - The LICENSEE shall be responsible for ensuring all proceeds generated from its exclusive use of the database are paid to licensor. All proceeds payable to the licensor generated through the sole rental of the database by third party consultants shall be discounted 40%. Licensee shall be responsible for all payments to third party consultants. All proceeds generated without the use of third party consultants shall be discounted 25%. Three hundred and sixty five days (365) days from the date of this agreement the proceeds remitted shall be discounted 25%. All payments shall be remitted to the Licensor or its assignee(s) as the Licensor may direct. The payments shall run concurrently with the underlying use, rental or lease of the database. Such generated proceeds shall be paid within sixty (60) days following receipt thereof by the LICENSEE and LICENSEE shall provide Licensor with quarterly accountings. All payments due and payable hereunder shall be made at the addresses hereinabove set forth unless the Parties otherwise notify as set out herein.

5.0 OPTION TO PURCHASE - The Licensor hereby grants to the LICENSEE the Option to purchase the database (" Optioned Database"), exercisable at the price of US$100,000 (the "Exercise Price"). Until on or before November 15, 2006 (the "Expiry Date"). A non refundable $50,000 of the Exercise Price must be paid by April 15, 2006.

6.0. TERMINATION OF AGREEMENT - Licensor shall have the right by thirty (30) days prior written notice to LICENSEE, to terminate this Agreement at anytime subsequent to eighteen (18) months from the date of execution of this Agreement. The LICENSEE shall have the right by written notice to Licensor to terminate this Agreement at any time.

7.0 NO TERMINATION UPON SALE OR MERGER - In the event of the sale, lease, or transfer of database by Licensor to any person, all exclusive rights granted herein under shall survive and pass unto and be honored by and binding upon Licensor's successor in interest.

8.0 LICNSEE NOT TO DIVULGE INFORMATION OBTAINED DURING PERIOD OF USE- As part of the consideration required of it under this Agreement, the LICENSEE and its employees, officers, and trustees agree that they will not at any time during the term of this agreement or thereafter divulge to any person or entity any confidential information received by them with regard to the proprietary information contained in the database, or the personal, financial, or other affairs of Licensor, and all such information shall be kept confidential and shall not in any manner be revealed to anyone.

9.0 DAMAGES FOR BREACH OF AGREEMENT - In the event of a breach of this Agreement by either Party hereto resulting in damages to the other Party, that other Party may recover from the Party so breaching said contract such damages as may be sustained.

10.0 ACCOUNTS - LICENSEE shall keep up books of account pertaining to usage and shall require all Introduced Parties to do the same. Such books of account pertaining to usage with Introduced Parties at all times shall be open to the inspection of the LICENSEE or its designated representative(s).

11.0 ENTIRE AGREEMENT - This Agreement constitutes the entire Agreement between the Parties and memorializes and supersedes all prior agreements and oral representations that governed the relationship between the LICNSEE and the Licensor; and, no statements, promises, or inducements made by either Party that are not contained in this Agreement shall be valid or binding.

12.0 AMENDMENTS - This Agreement may not be enlarged, modified, altered, or otherwise amended except in writing, signed by the Parties hereto and endorsed on this Agreement.

13.0 LICENSEE WARRANTIES - LICENSEE hereby represents and warrants to Licensor that:

(a) Authority - LICENSEE is a legally existing entity with the authority to enter into this Agreement.

(b) Compliance with Law - LICENSEE warrants that it has complied and will comply fully with all applicable laws, regulations, statutes, and ordinances.

13.1 LICENSOR WARRANTIES - LINCESOR hereby represents and warrants to Licensee that: (a) Other than that referred to herein as to the database no other representations are made and any representations made by the Licensor in the course of its' exclusive rights as set out herein shall be its own.

14.0 LEGAL JURISDICTION AND GOVERNING LAW(S) - This Agreement shall be governed, construed, interpreted, and enforced in accordance with the Laws of Hong Kong.

15.0 LIABILITY - Neither Party nor other affiliated companies, nor the officers, licensee's and employees, trustees, beneficiaries, or shareholders shall be liable to the other in any action or claim for consequential or special damages, loss of profits, loss of opportunity, loss of product, or loss of use and any protection against liability for losses of damages afforded any individual or entity by these terms shall apply whether the action in which recovery of damages is sought is based on contract, tort (including sole, concurrent or other negligence and strict liability of an protected individual or entity), statute or otherwise. To the extent permitted by law, any statutory remedies that are inconsistent with these terms are waived.

16.0 NOTICES - All notices, requests and other communications pursuant to this Agreement shall be addressed as follows:

If to Licensor:

Free Enterprises Press Ltd.
28F Tesbury Centre
28 Queens Road East
Wanchai

If to Licensee:

Raphael Industries Ltd.
268 Bush Street
Suite 4205
San Francisco, CA 94194

All notices or other communications required by this Agreement shall be in writing and shall be sent by courier, registered, certified or first-class mail and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of a letter, seven (7) days after the registered, certified or first-class mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses provided in this Agreement. Any Party hereto may, by written notice, to the other Parties, change the address to which notices to such Party are sent.

17.0 THIRD PARTY ENFORCEMENT - In any usage agreement with any third party or Introduced Party Licensor shall preserve the right of LICENSEE to enforce this Agreement.

18.0 SETTLEMENT OF DISPUTES - Any claim or controversy arising out of this Agreement shall be settled in Wanchai, Hong Kong by a court of competent jurisdiction. Either Party hereto may pursue the remedy of specific performance in the event of failure to comply with the terms and provisions of this Agreement.

19.0 COMMENCEMENT OF AGREEMENT - This Agreement shall be in effect from the date first above written.

20.0 CAPTIONS - The captions of any articles, paragraphs or sections hereof are made for convenience only and shall not control or affect the meaning or construction of any other provision hereof and pursuant to the rules of construction, each section shall be known by its plain meaning.

21.0 SEVERABILITY - The invalidity or unenforceability of any particular provision of this Agreement, or portion thereof shall not affect the other provisions or portions thereof; and, this Agreement shall be construed in all respects as if any such invalid or unenforceable provisions or portions thereof were omitted and this Agreement shall remain in full force and effect.

22.0 COUNTERPARTS - This Agreement may be signed in counterparts and shall be considered as fully executed on distribution of the counterpart pages to each of the executors hereto.

IN WITNESS WHEREOF, the Parties hereto have set their hands herein below on the date above first written.

Free Enterprise Press Ltd.

By: On behalf of                11/15/2005
Authorized Representative         Date

AND

Raphael Industries Ltd.

By: On behalf of                11/15/2005
Authorized Representative         Date